Exhibit 3.1

FIRST MARINER BANCORP

AMENDED AND RESTATED BYLAWS

(As of May 6, 2011)

ARTICLE I

Stockholders

SECTION 1.  Annual Meeting.  The annual meeting of the stockholders of First Mariner Bancorp (hereafter, the “Corporation”) shall be held each year at such date and time as the Board of Directors shall, in their discretion, fix.  The business to be transacted at the annual meeting shall include the election of directors and any other business properly brought before the meeting in accordance with these Bylaws.

SECTION 2.  Special Meeting.  Special meetings of the stockholders may be called at any time for any purpose or purposes by the Chairman of the Board, the President, by a Vice President, or by a majority of the Board of Directors, and shall be called forthwith by the Chairman of the Board, the President, by a Vice President, the Secretary or any director of the Corporation upon the request in writing of the holders of a majority of all the shares outstanding and entitled to vote on the business to be  transacted at such meeting.  Such request shall state the purpose or purposes of the meeting.  Business transacted at all special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of the meeting.

SECTION 3.  Place of Holding Meetings.  All meetings of stockholders shall be held at the  principal office of the Corporation or elsewhere in the United States as designated by the Board of Directors.

SECTION  4.  Notice of Meeting.  Written notice of each meeting of the stockholders shall be mailed, postage prepaid by the Secretary, to each stockholder of record entitled to vote thereat at his post office address, as it appears upon the books of the Corporation, at least ten (10) days before the meeting.  Each such notice shall state the place, day, and hour at which the meeting is to be held and, in the case of any special meeting, shall state briefly the purpose or purposes thereof.

SECTION 5.  Quorum.  The  presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws.  If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the stockholders present or represented, without any notice other than by announcement at the meeting, until a quorum shall attend.  At any adjourned meeting at which a quorum shall attend, any business may be transacted which might have been  transacted if the meeting had been held as originally called.

SECTION 6.  Conduct of Meetings.  Meetings of stockholders shall be presided over by the Chairman of the Board and Chief Executive Officer.  If the Chairman of the Board and Chief Executive Officer is unable to preside over the meetings of stockholders then the meetings shall be presided over by the President of the Corporation or, if he is not present, by a Vice President, or, if none of said officers is present, by a chairman to be elected at the meeting.  The Secretary of the Corporation, or if he is not present, any Assistant Secretary shall act as secretary of such meetings; in the absence of the Secretary and any Assistant Secretary, the presiding officer may appoint a person to act as Secretary of the meeting.

SECTION 7.  Voting.  At all meetings of stockholders, every stockholder entitled to vote thereat shall have one (1) vote for each share of stock standing in his name on the books of the Corporation on the date for the determination of stockholders entitled to vote at such meeting.  Such vote may be either in person or by proxy appointed by an instrument in writing subscribed by such stockholder or his duly authorized attorney, bearing a date not more than three (3) months prior to said meeting, unless said instrument provides for a longer period.  Such proxy shall be dated, but need not be sealed, witnessed or acknowledged.  All elections shall be had and all questions shall be decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided by law, in the Articles of Incorporation or by these Bylaws.

If the chairman of the meeting shall so determine, a vote by ballot may be taken upon any election or matter, and the vote shall be so taken upon the request of the holders of ten percent (10%) of the stock entitled to vote on such election or matter.  In either of such events, the proxies and ballots shall be received and be taken in charge and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by the tellers.  Such tellers shall be appointed by the chairman of said meeting.

SECTION 8.  Advance Notice of Matters to be Presented at an Annual Meeting of Stockholders.  At any annual meeting of the Corporation’s stockholders and any adjournments thereof, only such business shall be conducted as shall have been properly brought before the meeting as set forth below.  To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder in accordance with these Bylaws.  Business may be properly brought before an annual meeting by a stockholder only if written notice of the stockholder’s intent to propose such business has been delivered, either by personal delivery or certified or registered mail, return receipt requested, to the Secretary of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) calendar days in advance of the anniversary date of the release of the Corporation’s proxy statement to stockholders in connection with the preceding year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) calendar days from the anniversary of the annual meeting date stated in the previous year’s proxy statement, a stockholder’s notice of new business shall be received by the Corporation not later than the tenth day following the day on which public announcement (as defined below) of the date of such meeting is first made.  For the purposes of this Section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In addition to the provisions of this paragraph, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.  Nothing in these Bylaws shall be deemed to affect any rights of the stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or any successor provision.

Each notice of new business must set forth: (i) the name and address of the stockholder who intends to raise the new business and all natural persons, corporations, partnerships, trusts or any other type of legal entity or recognized ownership vehicle that (A) are acting in concert with such stockholder, (B) are members of a “group” (as such term is defined in Rule 13d-5(b) under the Exchange Act) with such stockholder, or (C) have any contracts, arrangements, understandings or relationships (legal or otherwise) with such stockholder (each of the foregoing being referred to as an “Interested Person”); (ii) the business desired to be brought forth at the meeting and the reasons for conducting such business at the meeting; (iii) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote with respect to such business and intends to appear in person or by proxy at the meeting to move the consideration of such business, and evidence of such ownership; (iv) such stockholder’s and each Interested Person’s total beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) of the Corporation’s voting shares and evidence of such ownership; (v) the interest, direct or indirect, of such stockholder and each Interested Person in such business or in the result thereof; (vi) whether such stockholder or any Interested Person will solicit proxies with respect to such business; and (vii) whether such stockholder or any Interested Person has any interest in any entity that competes with the Corporation.  The presiding officer of the meeting may refuse to acknowledge a proposal or motion to consider any business that he determines was not made in compliance with the foregoing procedures, or is otherwise not in accordance with law.

SECTION 9.  Advance Notice for Nomination of Directors.  Only persons who are selected and recommended by the Board of Directors or the committee of the Board of Directors designated to make nominations, or who are nominated by stockholders in accordance with the procedures set forth in this Section shall be eligible for election, or qualified to serve, as directors.  Nominations of individuals for election to the Board of Directors of the Corporation at any Annual Meeting at which directors are to be elected may be made by any stockholder of the Corporation entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this Section.  Nominations, other than those made by or on behalf of the existing Board of Directors of the Corporation, shall be made by notification in writing by personal delivery or by certified mail to each of the President and Secretary of the Corporation, not less than ninety (90) days or more than one hundred twenty (120) days in advance the anniversary date of the release of the Corporation’s proxy statement to stockholders in connection with the preceding year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) calendar days from the anniversary of the annual meeting date stated in the previous year’s proxy statement, a nominee proposal shall be received by the Corporation not later than the tenth day following the day on which public announcement of the date of such meeting is first made.

Such written notification shall contain the following information as to each proposed nominee and as to each person directly or indirectly participating, alone or in conjunction with one or more other persons or intermediaries (each of the foregoing being referred to as a “Participating Person”), in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee: (A) the name, age, residence address, and business address of each proposed nominee and of each such Participating Person and the reasons for making such nomination; (B) the principal occupation or employment, the name, type of business and address of the corporation or other organization in which such employment is carried on of each proposed nominee and of each such Participating Person and the business experience during the past five years of each proposed nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of such prior business experience; (C) whether the proposed nominee is or ever has been at any time a director, officer or owner of five percent or more of any class of capital stock, partnership interests or other equity interest in any corporation, partnership or other entity; (D) if the proposed nominee is an attorney, a statement as to whether or not either he or she or any attorney or firm with whom he or she has an office relationship as partner, associate, employee, or otherwise, is an attorney for any competitor, affiliate or subsidiary thereof; (E) a statement as to each proposed nominee and a statement as to each such Participating Person stating whether the nominee or person concerned has been a participant in any proxy contest within the past ten years, and, if so, the statement shall indicate the principals involved, the subject matter of the contest, the outcome thereof, and the relationship of the nominee or person to the principals; (F) the amount of the stock of the Corporation owned beneficially, directly or indirectly, by each proposed nominee and each such Participating Person or by members of their families residing with them and the names of the registered owners thereof; (G) the amount of stock of the Corporation owned of record but not beneficially by each proposed nominee and each such Participating Person or by members of their families residing with them and the names of the beneficial owners thereof; (H) if any shares specified in (F) or (G) above were acquired in the last two years, a statement of the dates of acquisition and amounts acquired on each date; (I) a statement showing the extent of any borrowings to purchase shares of the Corporation specified in (F) or (G) above acquired within the preceding two years, and if funds were borrowed otherwise than pursuant to a margin account or bank loan in the regular course of business of a bank, the material provisions of such borrowings and the names of the lenders; (J) the details of any contract, arrangement or understanding relating to the securities of the Corporation, to which each proposed nominee or to which each such Participating Person is a party such as joint venture or option arrangements, puts or calls, guarantees against loss, or guarantees of profit or arrangements as to the division of losses or profits or with respect to the giving or withholding of proxies, and the name or names of the persons with whom such contracts, arrangements or understandings exist; (K) the details of any contract, arrangement, or understanding of to which each proposed nominee and or to which such Participating Person is a party with any other person or entity that competes with the business of the Corporation, affiliate or subsidiary thereof or with any officer, employee, agent, nominee, attorney or other representative thereof; (L) a description of any arrangement or understanding of each proposed nominee and of each such Participating Person with any person regarding future employment or with respect to any future transaction to which the Corporation will or may be a party; (M) a description of all relationships, arrangements or understandings between such Participating Person and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such Participating Person; (N) a statement as to each proposed nominee and a statement as to each such Participating Person as to whether or not the nominee or Participating Person will solicit proxies, and if so, whether the nominee or person concerned will bear any part of the expense incurred in any proxy solicitation, and, if so, the amount thereof; (O) a statement as to each proposed nominee and a statement as to each such Participating Person describing any conviction of a felony that occurred during the preceding ten years involving the unlawful possession, conversion or appropriation of money or other property, or the payment of taxes; (P) the amount of stock, if any, owned, directly or indirectly, by each proposed nominee and each Participating Person, or by members of his family residing with him, in any competitor, affiliate or subsidiary thereof; (Q) a representation that nominating stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (R) such other information regarding each nominee proposed and each such Participating Person as would be required to be disclosed in solicitation of proxies for election of directors, or would be otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, as amended, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors; and (S) the written consent of each nominee to be named in a proxy statement and to serve as a Director of the Corporation if so elected.  No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section.  If the presiding officer of the meeting of stockholders shall determine that a nomination was not made in accordance with the procedures prescribed by this Section or any other applicable section of the Bylaws, or otherwise not in accordance with law, he shall so declare to the meeting and the defective nomination shall be disregarded.  This section may be altered, amended or repealed only by an affirmative vote of at least 80% of the directors then in office.

ARTICLE II

Board of Directors

SECTION 1.  General Powers.  The property and business of the Corporation shall be managed under the direction of the Board of Directors of the Corporation.

SECTION 2.  Number and Term of Office.  The number of directors shall be five or such other number, but not more than twenty-five, as may be designated from time to time by resolution of the majority of the entire Board of Directors.  The Board of Directors shall be divided into three (3) classes, with the term of office of one class expiring each year.  Directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting.  Each director shall serve until his or her successor shall be elected and shall qualify; provided, however, that a director shall not be eligible to serve after reaching age 75.

Any director may be removed from office with or without cause by the affirmative vote of the holders of 80% of the capital stock of the Corporation entitled to vote on such matter, at any special meeting of stockholders duly called for such purpose.

SECTION 3.  Filling of  Vacancies.  Any vacancies in the Board of Directors for any reason, including death, resignation, disqualification, or removal, and any directorships resulting from any increase in the number of directors as provided in these Bylaws, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified.  At each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

SECTION 4.  Place of Meeting.  The Board of Directors may hold their meetings and have one or more offices, and keep the books of the Corporation, either within or outside the State of Maryland, at such place or places as they may from time to time determine by resolution or by written  consent of all the directors.  The Board of Directors may hold their meetings by conference telephone or other similar electronic communications equipment in accordance with the provisions of the Maryland Corporation Act.

SECTION 5.  Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board, provided that notice of every resolution of the Board fixing or  changing  the time or place for the holding of regular meetings of the Board shall be mailed to each director at least three (3) days before the first meeting held pursuant thereto.  The annual meeting of the Board of Directors shall be held immediately following the annual stockholders’ meeting at which a Board of Directors is elected.  Any business may be transacted at any regular meeting of the Board.

SECTION 6.  Special  Meetings.  Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board or the President and must be called by the Chairman of the Board, the President or the Secretary upon written request of a majority of the Board of Directors.  The Secretary shall give notice of each special meeting of the Board of Directors, by mailing the same at least three (3) days  prior to the meeting or by telegraphing the same at least two (2) days before the meeting, to each director; but such notice may be waived by any director.  Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meetings.  At any meeting at which every director shall be present, even though without notice, any business may be transacted and any director may in writing waive notice of the time, place and objectives of any special meeting.

SECTION  7.  Quorum.  A majority of the whole number of directors shall constitute a quorum for the transaction of business at all meetings of the Board of Directors, but, if at any meeting less than a quorum shall be present, a majority of those present may adjourn the meeting from time to time, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Articles of Incorporation or by these Bylaws.

SECTION 8.  Action by Directors.  Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the Board and filed with the minutes of proceedings of the Board.

SECTION 9.  Compensation of Directors.  Directors shall not receive any stated salary for their services as such, but each director shall be entitled to receive from the Corporation reimbursement of the expenses incurred by him in attending any regular or special meeting of the Board, and, by resolution of the Board of  Directors, a fixed sum may also be allowed for attendance at each regular or special meeting of the Board and such reimbursement and compensation shall be payable whether or not a meeting is adjourned because of the absence of a quorum.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 10.  Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such names as may be determined from time to time by resolution adopted by the Board of Directors.

ARTICLE III

Officers

SECTION  1.  Election, Tenure and Compensation.  The officers of the Corporation shall be a President, a Secretary, and a Treasurer, and also such other officers including a Chairman of the Board and/or one or more Vice Presidents and/or one or more assistants to the foregoing officers as the Board of Directors from time to time may consider necessary for the proper conduct of the business of the Corporation.  The officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the stockholders except where a longer term is expressly provided in an employment contract duly authorized and approved by the Board of Directors.  The President and Chairman of the Board shall be directors and the other officers may, but need not be, directors.  Any two or more of the above offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these Bylaws to be executed, acknowledged or verified by any two or more officers.  The compensation or salary paid all officers of the Corporation shall be fixed by resolutions adopted by the Board of Directors.

In the event that any office other than an office required by law, shall not be filled by the Board of Directors, or, once filled, subsequently becomes vacant, then such office and all references thereto in these Bylaws shall be deemed inoperative unless and until such office is filled in accordance with the provisions of these Bylaws.

Except where otherwise expressly provided in a contract duly authorized by the Board of  Directors, all officers and agents of the Corporation shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors, and all officers, agents, and employees shall hold office at the discretion of the Board of Directors or of the officers appointing them.

SECTION 2.  Powers and Duties of the Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the Board of Directors unless the Board of Directors shall by a majority vote of a quorum thereof elect a chairman other than the Chairman of the Board to preside at meetings of the Board of Directors.  The Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall have general charge and control of all its business affairs and properties.  He shall preside at all meetings of the stockholders.  He may sign and execute all authorized bonds, contracts or other obligations in the name of the Corporation; and he shall be ex-officio a member of all standing committees.

SECTION 3.  Powers and Duties of the President.  The President shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation, subject to the direction and review of the Chairman and the Board of Directors.  He may sign and execute all authorized bonds, contracts or other obligations in the name of the Corporation.  The President shall be ex-officio a member of all the standing committees.  He shall do and perform such other duties as may, from time to time, be assigned to him by the Chairman and the Board of Directors.

In the event that the Board of Directors does not take affirmative action to fill the office of Chairman of the Board, the President shall assume and perform all powers and duties given to the Chairman of the Board by these Bylaws.

SECTION 4.  Powers and Duties of the Vice President.  The Board of Directors shall appoint a Vice President and may appoint more than one Vice President.  Any Vice President (unless otherwise provided by resolution of the Board of Directors) may sign and  execute all authorized bonds, contracts, or other obligations in the name of the Corporation.  Each Vice President shall have such other  powers and shall perform such other duties as may be assigned to him by the Board of Directors or by the President.  In case of the absence or disability of the President, the duties of that office shall be performed by any Vice President, and the taking of any action by any such Vice President in place of the President shall be conclusive evidence of the absence or disability of the President.

SECTION 5.  Secretary.  The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect to do so, any such notice may be given by any person thereunto directed by the President, or by the directors or stockholders upon whose written request the meeting is called as provided in these Bylaws.  The Secretary shall record all the proceedings of the meetings of the stockholders and of the directors in books provided for that purpose, and he shall perform such other duties as may be assigned to him by the directors or the President.  He shall have custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the President, and attest to the same.  In general, the Secretary shall perform all the duties generally incident to the office of Secretary, subject to the control of the Board of Directors and the President.

SECTION 6.  Treasurer.  The Treasurer shall have custody of all the funds and securities of the Corporation, and he shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation.  He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements.  He shall render to the President and the Board of  Directors, whenever either of them so requests, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

The Treasurer shall give the Corporation a bond, if required by the Board of Directors, in a sum, and with one or more sureties, satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, moneys, and other properties of whatever kind in his possession or under his control belonging to the Corporation.

The Treasurer shall perform all the duties generally incident to the office of the Treasurer, subject to the control of the Board of Directors and the President.

SECTION 7.  Assistant Secretary.  The Board of Directors may appoint an Assistant Secretary or more than one Assistant Secretary.  Each Assistant Secretary shall (except as otherwise  provided by  resolution of the Board of Directors) have power to perform all duties of the  Secretary in the absence or disability of the Secretary and shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors or the President.  In case of the absence or disability of the Secretary, the duties of the office shall be performed by any Assistant Secretary, and the taking of any action by any such Assistant secretary in place of the Secretary shall be conclusive evidence of the absence or disability of the Secretary.

SECTION 8.  Assistant  Treasurer.  The Board of Directors may appoint an Assistant Treasurer or more than one Assistant Treasurer.  Each Assistant Treasurer shall (except as otherwise provided by resolution of the Board of Directors) have power to perform all duties of the Treasurer in the absence or disability of the Treasurer and shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors or the President.  In case of the absence or disability of the Treasurer, the duties of the office shall be performed by any Assistant Treasurer, and the taking of any action by any such Assistant Treasurer in place of the Treasurer shall be conclusive evidence of the absence or disability of the Treasurer.

ARTICLE IV

Capital Stock

SECTION 1.  Issuance of Certificates of Stock.  The certificates for shares of the stock of the Corporation shall be of such form not inconsistent with the Articles of Incorporation, or its amendments, as shall be approved by the Board of Directors.  All certificates shall be signed by the President or by the Vice President and countersigned by the Secretary or by an Assistant Secretary.  All certificates for each class of stock shall be consecutively numbered.  The name of the person owning the shares issued and the address of the holder, shall be entered in the Corporation’s books.  All certificates surrendered to the Corporation for transfer shall be canceled, and, subject to SECTION 5 of this ARTICLE IV, no new certificates representing the same number of shares shall be issued until the former certificate or certificates for the same number of shares shall have been so surrendered, and canceled, unless a certificate of stock be lost or destroyed, in which event another may be issued in its stead upon proof of such loss or destruction and unless waived by the President, the giving of a satisfactory bond of indemnity not exceeding an amount double the value of the stock.  Both such proof and such bond shall be in a form approved by the general counsel of the Corporation and by the Transfer Agent of the Corporation and by the Register of the stock.

SECTION 2.  Transfer of Shares.  Subject to SECTION 5 of this ARTICLE IV, shares of the capital stock of the Corporation shall be transferred on the books of the Corporation only by the holder thereof in person or by his attorney upon surrender and cancellation of certificates for a like number of shares as hereinbefore provided.

SECTION 3.  Registered Stockholders.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Maryland.

SECTION 4.  Record Date and Closing of Transfer Books.  The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights.  The record date may not be more than ninety (90) days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than twenty (20) days; and, in the case of a meeting of stockholders, the record date of the closing of the transfer books shall be at least ten (10) days before the date of such meeting.

SECTION 5.  Uncertificated Shares.  Notwithstanding any other provision in these Bylaws, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by applicable corporate securities laws, which system has been approved by the United States Securities and Exchange Commission.  Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the Corporation.

SECTION 6.  Control Shares.  Notwithstanding any other provision of the Articles of Incorporation of the Corporation or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation.  Any amendment, alteration or repeal of this section shall be valid only if approved by the affirmative vote of a majority of votes cast by stockholders entitled to vote generally in the election of directors.

ARTICLE V

Corporate Seal

SECTION 1.  Seal.  In the event that the President shall direct the Secretary to obtain a corporate seal, the corporate seal shall be circular in form and shall have inscribed  thereon the name of the Corporation, the year of its organization and the word “Maryland.”  Duplicate copies of the corporate seal may be provided for use in the different offices of the Corporation but each copy thereof shall be in the custody of the Secretary of the Corporation or of an Assistant Secretary of the Corporation nominated by the Secretary.

ARTICLE VI

Bank Accounts and Loans

SECTION 1.  Bank Accounts.  Such officers or agents of the Corporation as from time to time shall be designated by the Board of Directors shall have authority to deposit any funds of the Corporation in such banks or trust companies as shall from time to time be designated by the Board of Directors and such officers or agents as from time to time shall be authorized by the Board of Directors may withdraw any or all of the funds of the Corporation so deposited in any such bank or trust company, upon checks, drafts or other instruments or orders for the payment of money drawn against the account or in the name or behalf of this Corporation, and made or signed by such officers or agents; and each bank or trust company with which funds of the Corporation are so deposited is authorized to accept, honor, cash and pay, without limit as to amount, all checks, drafts or other instruments or orders for the payment of money, when drawn, made or signed by officers or agents so designated by the Board of Directors until written notice of the revocation of the authority of such officers or agents by the Board of Directors shall have been received by such bank or trust company.  There shall from time to time be certified to the banks or trust companies in which funds of the Corporation are deposited, the signature of the officers or agents of the Corporation so authorized to draw against the same.  In the event that the Board of Directors shall fail to designate the persons by whom checks, drafts and other instruments or orders for the payment of money shall be signed, as hereinabove provided in this Section, all of such checks, drafts and other instruments or orders for the payment of money shall be signed by the President or a Vice President and countersigned by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer of the Corporation.

SECTION 2.  Loans.  Such officers or agents of this Corporation as from time to time shall be designated by the Board of Directors shall have authority to effect loans, advances or other forms of credit at any time or times for the Corporation from such banks, trust companies, institutions, corporations, firms or persons as the Board of Directors shall from time to time designate, and as security for the repayment of such loans, advances, or other forms of credit to assign, transfer, endorse and deliver, either originally or in addition or substitution, any or all stocks, bonds, rights and interests of any kind in or to stocks or bonds, certificates of such rights or interests, deposits, accounts, documents covering merchandise, bills and accounts receivable and other commercial paper and evidences of debt at any time held by the Corporation; and for such loans, advances or other forms of credit to make, execute and deliver one or more notes, acceptances or written obligations of the Corporation on such terms, and with such provisions as the security or sale or disposition thereof as such officers or agents shall deem proper; and also to sell to, or discount or rediscount with, such banks, trust companies, institutions, corporations, firms or persons any and all commercial paper, bills receivable, acceptances and other instruments and evidences of debt at any time held by the Corporation, and to that end to endorse, transfer and deliver the same.  There shall from time to time be certified to each bank, trust company, institution, corporation, firm or person so designated the signatures of the officers or agents so authorized; and each such bank, trust company, institution, corporation, firm or person is authorized to rely upon such certification until written notice of the revocation by the Board of Directors of the authority of such officers or agents shall be delivered to such bank, trust company, institution, corporation, firm or person.

ARTICLE VII

Reimbursements

SECTION 1.  Any payments made to an officer or other employee of the Corporation, such as salary, commission, interest or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or other employee of the Corporation to the full extent of such disallowance.  It shall be the duty of the Directors, as a Board, to enforce payment of each such amount disallowed.  In lieu of payment by the officer or other employees subject to the determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owned to the Corporation has been recovered.

ARTICLE VIII

Miscellaneous Provisions

SECTION 1.  Fiscal Year.  The fiscal year of the Corporation shall end on the last day of December.

SECTION 2.  Notices.  Whenever under the provisions of these Bylaws notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but such notice shall be given in writing, by mail, by depositing the same in a post office or letter box in a postpaid sealed wrapper addressed to each stockholder, officer or director at such address as appears on the books of the Corporation, or in default of any other address, to such director, officer or stockholder, at the general post office in Baltimore County, Maryland, and such notice shall be deemed to be given at the time the same shall be thus mailed.  Any stockholder, director or officer may waive any notice required to be given under these Bylaws.

ARTICLE IX

Amendments

SECTION 1.  Amendment of Bylaws.  The Board of Directors shall have the power and  authority to amend, alter or repeal these Bylaws or any provision thereof, and may from time to time make additional Bylaws.